SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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Check the appropriate box:
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[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                              Meritage Corporation
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3)   Per unit price or other underlying value of transaction  computed  pursuant
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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          DATE: WEDNESDAY, MAY 9, 2001
                                 TIME: 9:00 A.M.
                     LOCATION: THE HILTON SCOTTSDALE RESORT
                           6333 NORTH SCOTTSDALE ROAD
                            SCOTTSDALE, ARIZONA 85254

To Our Stockholders:

     You are invited to attend the Meritage Corporation 2001 Annual Meeting of Stockholders for the following purposes:

     1. To elect four Class II Directors, each to hold office for a two-year term;

     2.   To  approve  the  Meritage   Corporation  2001  Executive   Management
          Incentive Plan so that the compensation paid thereunder will be fully deductible by the Company;

     3. To transact any other business that may properly come before the meeting.

     Only stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the annual meeting. A copy of our 2000 Annual Report to Stockholders, which includes audited financial statements, is enclosed.

                                        By Order of the Board of Directors

                                        /s/ Larry W. Seay

Scottsdale, Arizona                     Larry W. Seay
March 30, 2001                          Secretary


                             YOUR VOTE IS IMPORTANT.
          PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY. A POSTAGE PAID
             ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                              MERITAGE CORPORATION
                           6613 NORTH SCOTTSDALE ROAD
                                    SUITE 200
                            SCOTTSDALE, ARIZONA 85250

                           --------------------------
                                 PROXY STATEMENT
                           --------------------------

     This Proxy Statement is furnished to you in connection with the solicitation of proxies to be used in voting at our Annual Meeting of Stockholders on May 9, 2001. THE MERITAGE BOARD OF DIRECTORS IS SOLICITING PROXIES. The proxy materials relating to the annual meeting were mailed on or about April 5, 2001 to stockholders of record at the close of business on March 30, 2001 (the "record date"). You may revoke your proxy at any time before it is exercised by attending the annual meeting and voting in person, duly executing and delivering a proxy bearing a later date, or sending written notice of revocation to the Corporate Secretary at the above address.

     We will bear the entire cost of proxy solicitation, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies through the mail, by personal interview or telephone.

                          VOTING SECURITIES OUTSTANDING

     As of the record date, there were 5,143,019 shares of Meritage common stock outstanding. Each share is entitled to one vote on each proposal at the annual meeting. Only holders of record of common stock at the close of business on the record date will be permitted to vote at the meeting, either in person or by valid proxy. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter.

     The following information should be reviewed along with the audited consolidated financial statements, notes to consolidated financial statements, independent auditors' reports and other information included in our 2000 Annual Report that was mailed to you along with this Proxy Statement.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     Our Board of Directors has seven members. The directors are divided into two classes serving staggered two-year terms. This year our Class II directors are up for election. The Board has nominated John R. Landon, Robert G. Sarver,
C. Timothy White and Peter L. Ax, who are incumbent Class II Directors, for re-election. Mr. Ax was appointed as a Director in September 2000.

     All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees should be unable to act as a director. However, if a nominee becomes unable to serve or if a vacancy should occur before election, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, the proxies will vote for the election of the substitute.

     The affirmative vote of a majority of the shares of common stock present at the Annual Meeting, in person or by proxy, and entitled to vote is required to elect directors. Unless you tell us on the proxy card to vote differently, we will vote your signed and returned proxies FOR the Board's nominees.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE "FOR" APPROVAL OF PROPOSAL 1.

                        DIRECTOR AND OFFICER INFORMATION

     STEVEN J. HILTON has served as co-chairman and co-chief executive officer (or co-managing director) since April 1998 and served as our president and co-chief executive officer from December 31, 1996 to April 1998. In 1985, Mr. Hilton co-founded Monterey Homes, which merged with Homeplex Mortgage Investment Co., the Company's predecessor, and was its treasurer, secretary and director until December 31, 1996. Mr. Hilton is a member of the Central Arizona Homebuilders' Association and the National Homebuilders' Association.

     JOHN R. LANDON has served as co-chairman and co-chief executive officer (or co-managing director) since April 1998 and served as our chief operating officer and co-chief executive officer from the combination of Legacy Homes and Meritage in July 1997 to April 1998. Mr. Landon founded Legacy Homes in 1987 and, as its president, managed all aspects of the company's business. Mr. Landon is a member of the National Association of Homebuilders and the Dallas Home and Apartment Builders' Association.

     WILLIAM W. CLEVERLY has served as a director since December 31, 1996. He served as co-chairman and co-chief executive officer (or co-managing director) from April 1998 to March 1999, and as chairman of the board and co-chief executive officer from December 31, 1996 to April 1998. Mr. Cleverly co-founded Monterey Homes in 1985, and was its president and director until December 31, 1996. Mr. Cleverly is the chief executive officer of Inca Capital, a real estate finance and investment company and is a member of the Central Arizona Homebuilders' Association and the National Homebuilders' Association.

     RAYMOND OPPEL has served as a director since December 1997. In 1982, he co-founded and became chairman and chief executive officer of the Oppel Jenkins Group, a regional homebuilder in Texas and New Mexico, which was sold to the public homebuilder KB Home, in 1995. Mr. Oppel has served as president of the Texas Panhandle Builder's Association and is a licensed real estate broker. Mr. Oppel currently is active as a private investor in real estate development, banking and a new automobile dealership.

     ROBERT G. SARVER has served as a director since December 1996, and has been the chairman and chief executive officer of California Bank and Trust since 1998. From 1995 to 1998, he served as chairman of Grossmont Bank. Mr. Sarver is currently a director of Skywest Airlines and Zion's Bancorporation, a publicly held bank holding company. In 1990, Mr. Sarver co-founded and currently serves as the executive director of Southwest Value Partners and Affiliates, a real estate investment company. In 1984, Mr. Sarver founded National Bank of Arizona, Inc. and was its President until its acquisition by Zion's Bancorporation in 1994.

     C. TIMOTHY WHITE has served as a director since December 1996, and served as a director of Monterey Homes from February 1995 until December 1996. Since 1989, Mr. White has been an attorney with the law firm of Tiffany & Bosco, P.A. in Phoenix, Arizona, which provides legal services to Meritage.

     PETER L. AX has served as a director since September 2000 and is the managing partner of Phoenix Capital Management, a Scottsdale-based financial consulting firm. Mr. Ax is the former chairman and chief executive officer of SpinCycle, Inc., the nation's largest consolidator and developer of coin-operated laundromats. Mr. Ax is the exclusive financial advisor to Cleanwave, LLC, an internet-based provider of laundry services owned by Shell Chemical, a division of Royal Dutch Shell and SpinCycle, Inc. Mr. Ax is also on the Board of Directors of CashX and of Takos.com. Prior to his involvement in these companies Mr. Ax served as head of the private equity division and senior vice president of Lehman Brothers in New York. Mr. Ax is a certified public accountant and holds an M.B.A. from the Wharton School at the University of Pennsylvania.

     LARRY W. SEAY has served as chief financial officer and vice president-finance since December 31, 1996, and has also served as our secretary and treasurer since 1997. Mr. Seay was chief financial officer and vice president-finance of Monterey Homes from April 1996 to December 31, 1996. From 1990 to 1996, Mr. Seay served as vice president/treasurer of UDC Homes, Inc. Mr. Seay is a certified public accountant and a member of the American Institute of Certified Public Accountants.

     RICHARD T. MORGAN has served as vice president since April 1998 and also served as chief financial officer of our Texas division since July 1997. Mr. Morgan joined Legacy Homes in 1989 as controller, and was appointed Legacy's chief financial officer in 1997.

              STOCK OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table summarizes, as of March 30, 2001, the number and percentage of outstanding shares of our common stock beneficially owned by the following:

     * each person or group management knows to beneficially own more than 5% of such stock;
     *    all Meritage directors and nominees for director;
     * all executive officers named in the compensation summary under "Executive Compensation";
     *    all Meritage directors and executive officers as a group.

     The address for our directors and executive officers is c/o Meritage Corporation, 6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85250. The number of shares includes shares of common stock owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.


                                                                           Number        Right To       Total      Percent of
     Name of                                                              of Shares     Acquire by   Beneficial   Outstanding
 Beneficial Owner     Age               Position with Company               Owned      May 30, 2001    Shares      Shares (1)
 ----------------     ---               ---------------------               -----      ------------    ------      ----------
Steven J. Hilton       39      Class I Director, Co-Chairman and Co-CEO     662,341       180,907      843,248        15.9%
John R. Landon         43     Class II Director, Co-Chairman and Co-CEO     647,267(2)    180,907      828,174        15.6%
William W. Cleverly    44                 Class I Director                  298,341       136,667      435,008         8.3%
Robert G. Sarver       39           Class II Director, Audit and            286,300(3)     10,000      296,300         5.8%
                                       Compensation Committee
C. Timothy White       40                 Class II Director                   3,316        10,000       13,316           *
Ray Oppel              44            Class I Director, Audit and             15,000        10,000       25,000           *
                                       Compensation Committee
Peter L. Ax            42           Class II Director, Audit and                 --            --           --
                                       Compensation Committee
Larry W. Seay          45           Chief Financial Officer, Vice             7,400         7,500       14,900           *
                                  President-Finance, Secretary and
                                              Treasurer
Richard T. Morgan      45                  Vice President                     3,500        12,000       15,500           *

All directors and executive officers as a group (9 persons)               1,923,465       547,981    2,471,446        46.8%
Alan D. Hamberlin                 5333 N. 7th St., Phoenix AZ 85014         320,226(4)         --      320,226         6.2%
Fidelity Management &
Research Co.                   82 Devonshire Street, Boston MA, 02109       270,000(5)         --      270,000         5.3%

----------
*    Represents less than 1%.
(1) The percentages shown include the shares of common stock actually owned as of March 30, 2001, and the shares which the person or group had the right to acquire within 60 days of that date. In calculating the percentage of ownership, all shares of common stock which the identified person had the right to acquire within 60 days of March 30, 2001 upon exercise of options, are considered as outstanding for computing the percentage of the shares owned by that person or group, but are not considered as outstanding for computing the percentage of the shares of stock owned by any other person.
(2) All 647,267 shares are owned with Eleanor Landon, spouse, as tenants-in-common.
(3) Mr. Sarver beneficially owns 1,500 shares through his spouse and 500 shares through a minor child.
(4) Based on Schedule 13G, filed with the SEC on October 31, 2000. Alan D. Hamberlin has sole voting power with respect to 320,226 shares and sole dispositive power with respect to those shares. Mr. Hamberlin is a former director of the Company.
(5) Based on Schedule 13G, filed with the SEC on February 14, 2001. Fidelity Management & Research Co. ("Fidelity") has beneficial ownership with respect to 270,000 shares and sole dispositive power with respect to those 270,000 shares. The shares as to which the Schedule 13G is filed by FMR Corporation, in its capacity as the parent holding company of Fidelity, an investment advisor to various investment companies, are owned by one investment company, Fidelity Low Priced Stock Funds. The Schedule 13G also states that Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

THE BOARD OF DIRECTORS met six times in fiscal 2000. Each director attended at least 75% of his Board and committee meetings.

THE COMPENSATION COMMITTEE reviews the performance of management and will, at the appropriate times, review the structure of management and plans for management succession. The Committee also reviews and approves the Company's compensation policies and administers Meritage's Stock Option Plan. If approved by the Stockholders, the Committee will administer the Meritage 2001 Executive Management Incentive Plan. The Compensation Committee, consisting of Mr. Oppel, Mr. Sarver and Mr. Ax, all non-employee directors, was formed in the fourth quarter of 2000, and began meeting in 2001. Prior to the formation of the Committee, the entire Board decided upon compensation matters.

THE AUDIT COMMITTEE recommends appointment of our independent auditors, reviews our financial statements and considers other matters in relation to the external audit of financial affairs to promote accurate and timely reporting. The audit committee consists of Mr. Oppel, Mr. Sarver and Mr. Ax, all non-employee directors, and met four times during fiscal 2000.

OTHER COMMITTEES. We do not maintain a standing nominating committee or other committee performing similar functions. The entire Board performs those duties.

                              DIRECTOR COMPENSATION

     Non-employee directors received an annual retainer of $13,000 in 2000, except Mr. Ax. Mr. Ax was appointed to the Board of Directors in September of 2000, and therefore received a retainer only for the period he served in that position, which amounted to $4,400. Non-employee directors receive no additional compensation for attending Board or committee meetings. In 1997 and 1999, each non-employee director was granted options to acquire 5,000 shares of our common stock as additional consideration for their services. Mr. Ax was granted options in January 2,000 to acquire 2000 shares of our common stock as additional consideration for his services. All non-employee director stock options vest in equal share increments on each of the first two anniversary dates of the date of grant and have an exercise price equal to the closing price of the stock on the grant date.

     William Cleverly, a stockholder of Monterey Homes before the merger, resigned as a managing director effective March 18, 1999. Mr. Cleverly continues to serve on our Board of Directors and as a consultant to us. In connection with Mr. Cleverly's resignation, Meritage and Mr. Cleverly entered into a separation and consulting agreement. Under this agreement, we purchased Mr. Cleverly's employment agreement (which is described below under "Employment Agreements") for $656,375, an amount equal to his salary through the end of his employment term and his pro-rated bonus through March 31, 1999. Mr. Cleverly remained entitled to the contingent stock he was granted in connection with the merger of Monterey Homes with the Company in 1996 and to the stock options he was granted under his 1996 stock option agreement, which contains terms identical to Mr. Hilton's stock option agreement. The separation was deemed a termination without cause under Mr. Cleverly's employment agreement.

     For three years from the effective date of the separation agreement, Mr. Cleverly agreed to consult on our new product development and other areas agreed upon by the parties. Mr. Cleverly is not required to spend more than 25 hours per month in his capacity as our consultant. The separation agreement contains a non-compete provision that prohibits Mr. Cleverly from competing with us for three years following the effective date, subject to various exceptions. In consideration for Mr. Cleverly's agreement not to compete, he will be paid a total of $285,000 in quarterly installments of $23,750. As of December 31, 2000, we have paid Mr. Cleverly $166,250 of this amount.

     For five years from the effective date of the separation agreement, Mr. Cleverly will be nominated for election to our Board of Directors, so long as he owns at least 275,000 shares of our stock or unless he has committed any act that constitutes "cause" as defined in his previous employment agreement.

     In connection with the separation agreement, both Mr. Cleverly and Meritage released the other party from any liabilities or obligations either party had or may have against such party in the future, subject to certain exceptions.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation we paid in 2000, 1999 and 1998 to our Co-Chief Executive Officers and other most highly compensated executive officers

                         2000 SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                       Compensation
                                                   Annual Compensation                    Awards
                                                  --------------------   Other Annual   -----------     All Other
     Name and Principal Position           Year    Salary      Bonus     Compensation   Options (#)   Compensation(1)
     ---------------------------           ----   --------    --------   ------------   -----------   ---------------
Steven J. Hilton - Co-Chairman and Co-     2000   $400,000    $975,597        --          11,200          $35,005
  Chief Executive Officer                  1999    375,000     475,000        --          30,000           33,212
                                           1998    210,000     200,000        --              --           33,438

John R. Landon - Co-Chairman and Co-       2000    400,000     975,597        --          11,200           63,257
  Chief Executive Officer                  1999    375,000     475,000        --          30,000           26,004
                                           1998    210,000     200,000        --              --           22,183

Larry W. Seay - Chief Financial Officer,   2000    161,428     175,000        --           7,500           14,654
  Vice President-Finance, Secretary and    1999    150,000     125,000        --          20,000           12,611
  Treasurer                                1998    120,726      95,937        --              --            9,884

Richard T. Morgan - Vice President         2000    122,500      80,000        --              --            5,334
                                           1999    110,833      60,000        --          15,000            1,237
                                           1998     97,167      54,000        --              --            1,272

----------
(1) These amounts represent matching contributions by the Company to the officers' accounts under the 401(k) plan, group health and life plan premiums and Company automobile allowances.

                               2000 OPTION GRANTS

     The following table lists stock options granted in 2000 to the officers named in the Summary Compensation Table. The amounts shown as potential realizable values rely on arbitrarily assumed share price appreciation rates prescribed by the SEC over the five or seven-year term of the options. In assessing those values, please note that the ultimate value of the options depends on actual future share values and do not necessarily reflect management's assessment of our future stock price performance. The potential realizable values are not intended to indicate the value of the options.

                                                                             Potential Realizable Value
                                                                             at Assumed Annual Rates of
                                                                              Stock Price Appreciation
                                       Individual Grants                          for Option Term
                     ---------------------------------------------------     --------------------------
                                   Percentage
                                    of Total
                       Shares        Options
                     Underlying    Granted to    Exercise or
                       Options      Employees    Base Price    Expiration
      Name           Granted (#)     in 2000      ($/Share)       Date         0%      5%         10%
      ----           -----------     -------      ---------      -------     ----    -------    -------
Steven J. Hilton       11,200           12%        $11.00        1/11/05       --    $19,744    $57,177
John R. Landon         11,200           12%         11.00        1/11/05       --     19,744     57,177
Larry W. Seay           7,500            8%         10.00        1/11/07       --     30,533     71,154
Richard T. Morgan          --           --             --             --       --         --         --

     No stock appreciation rights have been granted under the Meritage Stock Option Plan.

                       AGGREGATED OPTION EXERCISES IN 2000
                  AND OPTION VALUES AT END OF FISCAL YEAR 2000

     The following table lists the number of shares acquired and the value realized as a result of options exercised during 2000 for the listed officers. The table contains values for "in the money" options, which are those with a positive spread between the exercise price and the December 31, 2000 share price of $37.25. The values are the difference between the year-end price per share and the exercise price per share, multiplied by the number of applicable shares in the money. These values have not been and may never be realized. The options may never be exercised, and the value, if any, will depend on the share price on the exercise date.

                                                  Number of Unexercised         Value of Unexercised
                                                    Options at Fiscal         In-the-Money Options at
                                                       Year End (#)              Fiscal Year End ($)
                       Shares                  ---------------------------   ---------------------------
                     Acquired On     Value
      Name           Exercise (#)   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
      ----           ------------   --------   -----------   -------------   -----------   -------------
Steven J. Hilton          --           --        172,667        35,200       $5,462,793     $ 811,794
John R. Landon            --           --        172,667        35,200        5,462,793       811,794
Larry W. Seay             --           --          7,500        28,500          193,885       717,145
Richard T. Morgan         --           --          9,000        16,000          241,500       391,000

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT.

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Company's Co-Chief Executive Officers, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation programs for the executive officers should reflect the Company's performance and the value created for our stockholders. In addition, our compensation programs should support the goals and values of the Company and should reward individual contributions to the Company's success.

     GENERAL COMPENSATION POLICY AND PHILOSOPHY. Our philosophy is to provide the Company's executive officers with compensation that is based on their individual performance and the financial performance of the Company, and that is competitive enough to attract and retain highly skilled individuals. Each officer's compensation is comprised of:

     *    a base salary;
     * performance bonuses designed to reward performance based on financial results; and
     * stock-based incentives designed to tie the executive officers' overall compensation to the interests of the Company's stockholders by providing substantial rewards to executives if stockholders benefit from stock price appreciation, and no reward if the stock price does not appreciate.

     Executives also participate in various other benefit plans generally available to all company employees, including a medical and 401(k) plan.

     The  Company  attempts  to set  executive  compensation  at levels that are competitive within the industry. Each year the Company reviews executive compensation against publicly available information for other homebuilders. Periodically, the Company engages outside consultants to evaluate its compensation programs.

     A substantial portion of each executive's compensation is in the form of a bonus program. For most executives, the program is tied to an annual budget. The Company believes that tying compensation to financial performance aligns the interests of executives with those of stockholders.

     In 1997, the Board of Directors and our stockholders approved the adoption of the Meritage Corporation Stock Option Plan. The plan authorizes grants of incentive stock options and non-qualified stock options to executives, directors and consultants as selected by the Board. The total number of shares of common stock available for awards under the plan is 775,000, and the maximum number of shares of common stock that can be issued to any one person under the plan is 100,000 shares.

     The Board believes the plan promotes success and enhances our value, as it ties the personal interests of the participants to those of our stockholders, and provides the participants with an incentive for outstanding performance. The Board of Directors has the exclusive authority to administer the plan, including the power to determine the eligibility, the types of awards to be granted, the timing of the awards and the exercise price of awards.

     CEO COMPENSATION. Our two Co-Chief Executive Officers, Steven J. Hilton and John R. Landon, have employment agreements with us, which provide for a base salary, stock options and bonuses based on company performance.

     Our prior Board of Directors negotiated an employment agreement and a related stock option agreement with Mr. Hilton effective December 31, 1996, in connection with the merger of Monterey Homes, an Arizona-based homebuilding business, into the Company. Mr. Hilton was a stockholder of Monterey Homes before the merger. The employment agreement and stock option agreement were integral factors in Mr. Hilton's decision to proceed with the merger and assume management of Meritage. Mr. Hilton's compensation package is more fully described under "Employment Agreements."

     In July 1997, we combined with Legacy Homes, a Texas based homebuilding business owned by John and Eleanor Landon. In connection with the combination, we negotiated an employment agreement and related stock option agreement with Mr. Landon, under which Mr. Landon was appointed chief operating officer and co-chief executive officer and was granted stock options. The employment agreement and other related agreements were integral factors in Mr. Landon's decision to combine Legacy Homes with the Company and become part of our management team. Mr. Landon's agreement also included provisions for us to pay him additional consideration based on our earnings. Portions of this additional consideration were paid in 1998 and 1999. Our Board of Directors removed the contingent nature of the remaining $5.2 million in 1999, which was paid to Mr. Landon in January 2000. Mr. Landon's compensation package is more fully described under "Employment Agreements."

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code (the Code) limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this proxy statement. The $1 million limitation generally does not apply to compensation that is pursuant to a performance-based plan approved by stockholders. In connection with their employment agreements, Messrs. Hilton and Landon were each granted options to purchase 166,667 shares of the Company's common stock. These options vested over three-years.

     None of the stock options granted to Messrs. Hilton or Landon satisfy the exceptions to the non-deductibility of tax or $1 million threshold described above. In 2001 and 2002, 166,667 options each held by Messrs. Hilton and Landon with an exercise price of $5.25, will terminate and will need to be exercised. If as a result of substantial appreciation in our common stock and the exercise of substantial option holdings, Messrs. Hilton or Landon's compensation were to exceed $1 million in a given year, the excess may not be deductible. The compensation element of these options do not result in a charge to earnings on our financial statements.

     In 2000, Messrs. Hilton and Landon were each paid in excess of $1 million. This excess did not qualify for deduction under Section 162(m) of the Code. This year, the Company's bonus plan is being submitted to stockholders to facilitate deductibility. See "Proposal No. 2 - Approval of Meritage Corporation 2001 Executive Management Incentive Plan."


                                        Robert G. Sarver
                                        Raymond Oppel
                                        Peter L. Ax

                          REPORT OF THE AUDIT COMMITTEE

     THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT.

     It is the duty of the Audit Committee to provide independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of independent directors, and acts under a written charter that sets forth the audit related functions the committee is to perform. You can find a copy of that charter attached to this proxy statement as Exhibit A. The audit functions of the Audit Committee are to:

     * serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

     * review and appraise the audit efforts of the Company's independent accountants; and

     *    provide  an  open  avenue  of  communication   among  the  independent
          accountants, financial and senior management, and the Board of Directors.

     The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel. We regularly meet privately with the independent auditors, who have unrestricted access to the Committee. We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management. We have considered the provision of additional services by our independent auditors and believe that the provision of such additional services does not adversely impact their independence.

     Although the Committee reviews the Company's financing plans and reports recommendation to the full Board for approval, management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited financial statements and met with both management and KPMG LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


                                        Robert G. Sarver
                                        Raymond Oppel
                                        Peter L. Ax

                              EMPLOYMENT AGREEMENTS

     We have employment agreements with Steven J. Hilton and John R. Landon that provide for terms through December 31, 2001 and June 30, 2001, respectively. Both agreements provide for an annual base salary and an annual bonus based on a percentage of consolidated net income, as determined by the Board of Directors. Mr. Hilton and Mr. Landon serve as our co-chairmen and co-chief executive officers.

     Under both agreements, if employment is terminated:

     * voluntarily or for cause, or with respect to Mr. Landon, voluntarily without good reason, we have no further obligation to pay the officers' salary or bonus;
     * without cause, or with respect to Mr. Landon, voluntarily for good reason, we are obligated to pay the officer his then current base salary through the term of his agreement;
     * due to death or permanent disability, we are obligated to pay the officer his then current salary for six months after termination, plus a pro rated bonus.

     "Cause" under both the Hilton and Landon agreements is defined to mean an act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in substantial personal gain or enrichment at our expense. "Cause" under the Landon agreement also includes willful disregard of the employee's primary duties to the Company. "Good Reason" under the Landon agreement is defined to include:

     * assignment of duties inconsistent with the scope of the duties associated with Mr. Landon's titles or positions or which would require Mr. Landon to relocate his principal residence outside the Dallas/Fort Worth, Texas metropolitan area;
     * termination of Mr. Landon for cause and it is determined that cause did not exist; or
     * our failure to make certain working capital arrangements available to the Texas division.

     Both agreements contain non-compete provisions over their terms that restrict Mr. Hilton and Mr. Landon from:

     * engaging in the homebuilding business and, with respect to Mr. Landon, the mortgage brokerage or banking business;
     * recruiting, hiring or discussing employment with any person who is, or within the past six months was, a Meritage employee;
     * soliciting any customer or supplier of Meritage for a competing business or otherwise attempting to induce any customer or supplier to discontinue its relationship with us; or
     * except solely as a limited partner with no management or operating responsibilities, engaging in the land banking or lot development business.

     The foregoing provisions do not restrict:

     *    the ownership of less than 5% of a publicly-traded company; or
     * if the employment of either Mr. Hilton or Mr. Landon is terminated under his respective employment agreement, engaging in the custom homebuilding business, or the production homebuilding business outside a 100 mile radius of any Meritage project or outside Northern California, or engaging in the land banking or lot development business. The non-compete provisions survive the termination of the Hilton agreement unless Mr. Hilton is terminated without cause. The non-compete provisions under the Landon agreement survive termination of that agreement unless Mr. Landon is terminated without cause or resigns for good reason.

     We also have an employment agreement with Larry W. Seay, our chief financial officer, that provides for a term through January 1, 2002. Mr. Seay's agreement is designed to provide for a base salary and an annual bonus based on the achievement of specific performance objectives. Compensation is subject to continuing employment and standard employment policies. During the terms of the agreement, Mr. Seay agrees that he will not:

     * engage in the business of providing any homebuilding products or services where we do or propose to do business;
     * solicit for employment anyone who works for or contracts with Meritage for one year after the last date the employee is with the Company;

     * solicit or take away any of our customers or disclose potential customers to our competitors.

     If Mr. Seay is terminated without cause, he will be entitled to receive:

     *    an amount equal to 50% of his base salary;
     *    50% of his average bonus for the previous three fiscal years; and
     * acceleration of his stock options as if he held them through the end of the following fiscal year.

     If Mr. Seay voluntarily terminates his employment within twelve months following a change of control of the Company due to a demotion in position, he will be entitled to receive:

     *    an amount equal to 100% of his base salary;
     *    100% of his average bonus for the previous three fiscal years; and
     *    vesting in full of all his stock options.

                         CHANGE OF CONTROL ARRANGEMENTS

     We have senior executive severance agreements under which, upon termination of employment within two years of a change of control, certain executive officers, including Messrs. Hilton, Landon, Seay and Morgan, will receive a cash payment equal to one or two times the highest annual compensation paid during the two years prior to termination, and accelerated vesting under our benefit and stock option plans.

                                PERFORMANCE GRAPH

     In connection with the Company's merger with Monterey Homes on December 31, 1996, we terminated our REIT status and entered into the homebuilding business. We have not included performance data for 1996, as the information for that year is no longer relevant to our business.

     The chart below graphs our performance in the form of cumulative total return to stockholders since we began homebuilding as our primary business. Our total return is compared to that of the Standard and Poor's 500 Composite Stock Index and of a cumulative return on the common stock of seven publicly trade peer issuers, which includes Beazer Homes USA, Inc., Crossman Communities, Inc., Hovnanian Enterprises, Inc, MDC Holdings, Inc. NVR, Inc., and Washington Homes, Inc. (the "Peer Group"). Engle Homes, Inc., which was previously included in the Peer Group, was the subject of a tender offer and merger transaction in 2000, and as a result, its common stock is no longer publicly traded. Therefore, Engle Homes, Inc. has been removed from the Peer Group.

     The comparison assumes $100 was invested on December 31, 1996 in Meritage common stock and in each of the other indices and assumes reinvestment of dividends.

                                                  AS OF DECEMBER 31,
                                       ----------------------------------------
                                       1996     1997     1998     1999     2000
                                       ----     ----     ----     ----     ----
Meritage Corporation                    100    167.2    168.1    150.0    513.8
S&P 500                                 100    133.6    171.5    207.6    188.7
Peer Group                              100    153.4    197.3    238.8    217.1

                               [PERFORMANCE CHART]

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers, directors and "beneficial owners" of more than ten percent of our common stock must file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission under
Section 16(a). Based upon a review of the copies of the forms furnished to us, or written representations that all required forms were filed, management believes all filing requirements were met during 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have leased approximately 12,000 square feet of office space in a Scottsdale, Arizona office building from a limited liability company owned by Messrs. Hilton and Cleverly since 1994. The building was sold to third parties in 2000. Rents paid to the limited liability company totaled $43,852 in 2000, $238,240 in 1999, and $210,816 in 1998.

     Since 1997, we have leased office space in Plano, Texas from Home Financial Services, a Texas partnership owned by John and Eleanor Landon. The lease expires May 15, 2002. Rents paid to the partnership were $185,613 in 2000, $176,773 in 1999 and $169,294 in 1998.

     We paid legal fees to Tiffany & Bosco, P.A. of approximately $ 311,000 in 2000 and $334,000 in 1999. C. Timothy White, one of our Directors, is a partner of Tiffany and Bosco, P.A.

     In 1999 we entered into a $70 million borrowing agreement with Wells Fargo Bank and California Bank and Trust ("CBT") that was increased to $100 million in 2000. This line of credit begins to term out over a 24-month period beginning in December 2001, has interest payable monthly approximating prime or LIBOR plus 1.75%, and is secured by first deeds of trust on real estate. Mr. Sarver, one of our directors, is the chairman and chief executive officer of CBT.

     In 2000 we purchased 42 lots for development in Arizona from a business controlled by William Cleverly, one of our Directors. The total amount paid for the lots was approximately $2,435,000.

     Management believes that the terms and fees nogotiated for all transactions listed above are no less favorable than those that could be negotiated in arm's length transactions.

                      APPROVAL OF MERITAGE CORPORATION 2001
                       EXECUTIVE MANAGEMENT INCENTIVE PLAN
                                (PROPOSAL NO. 2)

     The Board of Directors has adopted the Meritage Corporation 2001 Executive Management Incentive Plan (the "Plan"). The Plan will become effective as of January 1, 2001, subject to further approval by the affirmative vote of the holders of the majority of Company Common Stock present, or represented, and entitled to vote, at the Annual Meeting of Stockholders. No award may be made under the Plan after its expiration date, but awards made prior thereto may extend beyond that date.

     The Plan will provide for annual incentive awards to certain of the Company's key executives and is being submitted to shareholders in an effort to assure that awards under the Plan will be tax deductible for the Company.
Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code") places a $1 million annual limit on the amount of compensation paid to the named executive officers that may be deducted by the Company for federal income tax purposes, unless such compensation is based on the achievement of pre-established performance goal(s) set by the Compensation Committee pursuant to an incentive plan that has been approved by the Company's shareholders. Shareholder approval of the Plan is necessary for maintaining the tax-deductible status of incentive payments made to the participants.

     We have summarized below the key provisions of the Plan. Because it is a summary, it may not contain all of the information that is important to you. The summary is qualified in its entirety by reference to the full text of the 2001 Executive Management Incentive Plan, which is attached as Appendix B to this Proxy Statement.

PURPOSE OF THE PLAN

     The Plan is designed to recognize and reward select Company executives for their contributions to the overall success of the Company.

ELIGIBILITY

     Awards may be made under the Plan to any employee of the Company who is a "covered employee" within the meaning of Section 162(m) of the Code. A covered employee may include Meritage's Co-Chief Executive Officers and the four other most highly compensated executive officers of the Company. Non-employee directors are not eligible to receive an award under the Plan.

ADMINISTRATION

     The Plan will be administered by the Compensation Committee or any other committee appointed by the Board of Directors (the "Committee"), which consists of not less than two non-employee directors who are "outside directors" within the meaning of Section 162(m). The Committee has full authority to interpret the Plan and to establish rules for its administration. The Committee has the authority to determine eligibility for participation in the Plan, to decide all questions concerning eligibility for and the amount of awards, and to establish and administer the performance goals (defined below) and certify whether, and to what extent, they are attained.

DETERMINATION OF AWARDS

     In determining awards to be made under the Plan, the Committee may approve a formula that is based on one or more objective criteria to measure corporate performance as set forth in the Plan ("Performance Criteria"). The Committee may establish Performance Criteria and as selected by the Committee, the Committee may set annual performance objectives ("Performance Goals") with respect to such Performance Criteria for the Company. Performance Criteria must include one or more of the following: the Company's pre- or after-tax net earnings, revenue growth, operating income, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, share price growth, shareholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group. The Committee will also determine the amount and form of compensation payable to the participant upon attainment of a Performance Goal before the beginning of each Performance Period or within the time permitted under Section 162(m) of the Code.

     Payment of awards will be made in cash. The Committee will make all determinations regarding the achievement of Performance Goals and the determination of actual awards. The Committee may in its discretion decrease, but not increase, the amount of any award that otherwise would be payable under the Plan.

AMOUNT AVAILABLE AND MAXIMUM INDIVIDUAL AWARDS

     The Committee shall determine the amount available for awards in any year. The maximum award payable to any employee for a performance period is $3,000,000.

AMENDMENT AND TERMINATION

     The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may from time to time and with or without prior notice, amend or modify the Plan in any manner, but may not without shareholder approval adopt any amendment that would require the vote of shareholders of the Company pursuant to Section 162(m) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

     The amount of cash received by a participant is required to be recognized by such participant as ordinary income subject to withholding and will generally be allowed as a deduction to the Company.

     Section 162(m) limits the deduction of compensation in excess of $1 million per year paid to certain of the Company's employees unless, among other exceptions, the compensation is performance-based compensation within the meaning of that provision. The Company believes that Section 162(m) will not limit the deduction of compensation payable pursuant to the Plan if the Plan is approved by the stockholders.

     The Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

     The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

VOTE REQUIRED

     Adoption of the Plan requires approval by holders of a majority of the outstanding shares of Company Common Stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting of Stockholders.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE "FOR" APPROVAL OF PROPOSAL 2.

                              INDEPENDENT AUDITORS

KPMG LLP served as the Company's principal independent auditors for the fiscal year ended December 31, 2000. The firm has been appointed as our independent auditors for the fiscal year ending December 31, 2001. We expect representatives of KPMG LLP to be present at our Annual Meeting to answer questions, and they will be given an opportunity to make a statement if they wish to.

AUDIT FEES

     The aggregate fees billed by KPMG LLP for professional services rendered for the annual audit of the Company's financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2000 were $107,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the fiscal year ended December 31, 2000, KPMG LLP did not provide, directly or indirectly, any services relating to the design or implementation of Meritage's information system, local area network, or any hardware or software system.

ALL OTHER FEES

     The aggregate fees paid to KPMG LLP for professional services rendered for preparation of Meritage's state and federal income taxes during the fiscal year ended December 31, 2000 were $81,525.

                              STOCKHOLDER PROPOSALS

     The Board of Directors will consider nominations from stockholders for the class of directors whose terms expire at the year 2002 Annual Meeting. Nominations must be made in writing to our Corporate Secretary, received at least 90 days prior to the 2002 Annual Meeting, and contain sufficient background information concerning the nominee's qualifications. Our Corporate Secretary must receive any other stockholder proposals for the 2002 Annual Meeting by December 19, 2001 to be considered for inclusion in our 2002 Proxy Statement.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented at the meeting. If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.

                                      Meritage Corporation

                                      /s/  Larry W. Seay

                                      Larry W. Seay
                                      Chief Financial Officer, Vice
                                      President-Finance, Secretary and Treasurer
                                      March 31, 2001

                                    EXHIBIT A

                              MERITAGE CORPORATION
                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     *    Serve  as  an   independent   and  objective   party  to  monitor  the
          Corporation's financial reporting process and internal control system.

     * Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

     *    Provide  an  open  avenue  of  communication   among  the  independent
          accountants, financial and senior management, the internal auditing department, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     The following Independence criteria (which is consistent with SEC and NYSE rules) shall apply to each Audit Committee member:

     * Employees. A director who is an employee (including non-employee executive officers) of the company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the company, the director could serve on the audit committee after three years following the termination of the relationship between the company and the former parent or predecessor.

     * Business Relationship. A director (i) who is a partner, controlling shareholder, or executive officer of the organization that has a business relationship with the company, or (ii) who has a direct business relationship with the company (e.g., a consultant) may serve on the Audit Committee only if the company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the company, to the director, and if applicable, to the organization with which the director is affiliated.

          "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the company, or the director can be a partner, officer or employee or an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the company.

     * Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the company's executives serves on that corporation's Compensation Committee may not serve on the Audit Committee.

     * Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the company or any of its affiliates cannot serve on the Audit Committee until after three years following the termination of such employment relationship.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until there successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financial statements consistent with IV.3. below.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

     1. Review and update this Charter periodically, at least annually, as conditions dictate.

     2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

     3. Review the 10-Q with financial management and the independent accountants, if necessary, prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

     4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

     5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

FINANCIAL REPORTING PROCESSES

     7. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

     8. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     9.   Consider  and  approve,   if   appropriate,   major   changes  to  the
          Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT

     10. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     11. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     12.  Review  any  significant   disagreements   among  management  and  the
          independent accountants in connection with the preparation of the financial statements.

     13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

     14. Review and update periodically the company's employee handbook as it pertains to ethical conduct and ensure that management has established a system to enforce these policies.

     15. Review management's monitoring of the Corporation's compliance with the organization's conduct policies, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

     16. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     17. Review, with the organization's counsel, any legal matter that could have a significant impact on the Company's financial statements.

     18. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                    EXHIBIT B

                              MERITAGE CORPORATION
                           2001 ANNUAL INCENTIVE PLAN


                                   ARTICLE 1.
                     ESTABLISHMENT, AND PURPOSE AND DURATION


     1.1 ESTABLISHMENT OF THE PLAN. Meritage Corporation (the "Company") hereby establishes an annual incentive plan to be known as the "Meritage Corporation 2001 Executive Management Incentive Plan" (the "Plan").

     1.2 PURPOSE OF THE PLAN. The Plan is designed to (i) recognize and reward on an annual basis select Company executives for their contributions to the overall success of the Company, and (ii) qualify compensation paid under the Plan as "performance-based compensation" as that term is defined in Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder.

     1.3 DURATION OF THE PLAN. Subject to approval by the Company's stockholders, the Plan will commence as of January 1, 2001. If the Plan is not approved by the Company's stockholders, the Plan will not be effective and any grants made under the Plan prior to that date will be void. The Plan shall terminate on December 31, 2005. No award may be made under the Plan after the date the Plan terminates, but awards made prior to that date may extend beyond that date.

                                   ARTICLE 2.
                          DEFINITIONS AND CONSTRUCTION

     2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     a. "Award" means the agreement of the Company to pay compensation to a Participant upon the attainment of specified Performance Goals.

     b. "Award Agreement" means the written agreement evidencing the terms and conditions of an Award.

     c. "Board" or "Board or Directors" means the Board of Directors of Meritage Corporation.

     d. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     e. "Committee" means the Compensation Committee of the Board or the committee appointed by the Board pursuant to Article 3 to administer the Plan.

     f.   "Company" means Meritage Corporation, or any successor thereto.

     g. "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

     h. "Director" means any individual who is a member of the Board of Directors of the Company.

     i. "Employee" means any full-time, nonunion employee of the Company. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

     j. "Participant" means a Covered Employee who is designated by the Committee to participate in the Plan for a Performance Period pursuant to Article 4.

     k. "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, revenue growth, operating income, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, Share price growth, shareholder returns, gross or net profit margin, earnings per Share, price per Share, and market share, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

     l. "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Goal, the Goal may be expressed in terms of overall Company performance or the performance of an operating unit, division, or community. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; and (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

     m. "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, compensation under the Plan.

     n.   "Shares" means the shares of common stock of Meritage Corporation.

         2.2 SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only the portions of this Plan that violate such statute, common law, or public policy shall be stricken. All portions of this Plan that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan.

                                   ARTICLE 3.
                                 ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two Directors who qualify as "outside directors" under Section 162(m) of the Code and the regulations issued thereunder. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have all the authority that is necessary or helpful to enable it to discharge its responsibilities under the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to interpret the Plan, to determine eligibility for participation in the Plan, to decide all questions concerning eligibility for and the amount of Awards payable under the Plan, to establish and administer the Performance Goals and certify whether, and to what extent, they are attained, to cancel and reissue any Awards granted hereunder in the event the Award lapses for any reason (provided that the Committee shall not have the authority to re-price previously issued and currently outstanding Awards without shareholder approval), to construe any ambiguous provisions of the Plan, to correct any default, to supply any omission, to reconcile any inconsistency, to issue administrative guidelines as an aide to the administration of the Plan, to make regulations for carrying out the Plan, and to decide any and all questions arising in the administration, interpretation, and application of the Plan.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

     3.4 SECTION 162(m) COMPLIANCE. This Plan shall be administered to comply with Section 162(m) of the Code and, if any provisions of the Plan cause any Award to not qualify as performance-based compensation under Section 162(m) of the Code, that provision shall be stricken from this Plan, but the other provisions of this Plan shall remain in effect. Any action striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan. Furthermore, if any portion of the Plan or any Award Agreement conflicts with
Section 162(m) or the regulations issued thereunder, the provisions of Section 162(m) and such regulations shall control.

                                   ARTICLE 4.
                          ELIGIBILITY AND PARTICIPATION

     4.1 ELIGIBILITY. Participation is limited in any fiscal year to Employees who the Committee concludes will be Covered Employees for such year.

     4.2 ACTUAL PARTICIPATION. From among the Covered Employees eligible to participate each year, the Committee may select those to receive Awards in any one or more Performance Periods under the Plan.

                                   ARTICLE 5.
                                 FORM OF AWARDS

     Awards shall be paid in cash. The Committee may, in its sole discretion, subject any Award to such terms, conditions, restrictions, or limitations (including but not limited to restrictions on transferability, vesting, termination of employment for cause or otherwise, or change of control) that the Committee deems to be appropriate, provided that such terms are not inconsistent with the terms of the Plan or Section 162(m) of the Code. All Awards will be evidenced by an Award Agreement.

                                   ARTICLE 6.
                     DETERMINATION AND LIMITATION OF AWARDS

     6.1 DETERMINATION OF AWARDS. Within the time prescribed by Section 162(m) of the Code for each Performance Period, the Committee shall, in its sole discretion, determine and establish:

     a. the Performance Goals applicable to the Performance Period for each Participant;

     b. the total dollar amount payable to each Participant under the Award based upon attaining the Performance Goals; and

     c. such other terms and conditions of such Award as the Committee determines to be appropriate under the circumstances.

Such determinations shall be reflected in the minutes of a Committee meeting, or in a written action adopted without the necessity of a meeting, and also shall be documented in the Award Agreement.

     6.2 LIMITATIONS OF AWARDS. If only one Performance Goal is established for a Performance Period, the Performance Goal for such Performance Period must be achieved in order for a Participant to receive payment for an Award for such Performance Period. If more than one Performance Goal is established for a Performance Period, one or more of the Performance Goals for such Performance Period must be achieved in order for a Participant to receive payment for an Award for such Performance Period, all as set forth in accordance with the terms of the Award Agreement. Furthermore, the Committee is authorized at any time during or after a Performance Period to reduce or eliminate (but not to increase) the amount of an Award payable to any Covered Employee for a Performance Period for any reason.

     6.3 MAXIMUM AWARDS. Notwithstanding any provision in the Plan to the contrary, the maximum Award payable to any Covered Employee under the Plan for a Performance Period shall be $3,000,000.00.

     6.4 EMPLOYMENT CONTINUATION. Unless otherwise determined by the Committee, provided in the Award Agreement, or required by applicable law, no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Company on the last day of the Performance Period.

     6.5 DEFERRAL OF PAYMENTS. In the exercise of its discretion, the Committee may allow a Participant to elect to defer the receipt of all or any portion of an Award. Such deferral shall be made pursuant to the terms and conditions set forth in any deferred compensation plan or arrangement adopted by the Company.

                                   ARTICLE 7.
                               RIGHTS OF EMPLOYEES

     7.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     7.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                                   ARTICLE 8.
                     AMENDMENT, MODIFICATION AND TERMINATION

     The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may from time to time and with or without prior notice, amend or modify the Plan in any manner, but may not without shareholder approval adopt any amendment that would require the vote of shareholders of the Company pursuant to Section 162(m) of the Code.

                                   ARTICLE 9.
                                   WITHHOLDING

     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

                                   ARTICLE 10.
                                   SUCCESSORS

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                                   ARTICLE 11.
                               REQUIREMENTS OF LAW

     11.1 REQUIREMENTS OF LAW. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

     11.2 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by the laws of the State of Maryland.

                                                            Please mark      [X]
                                                            your votes as
                                                            indicated in
                                                            this example

                                                                     WITHHELD
                                                          FOR         FOR ALL
                                                          ---         -------
I.   ELECTION OF CLASS II DIRECTORS:                      [ ]           [ ]
     VOTE FOR nominees listed below

     John R. Landon
     Robert G. Sarver
     C. Timothy White
     Peter L. Ax

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below)

                                                          FOR   AGAINST  ABSTAIN
                                                          ---   -------  -------
2.   APPROVAL OF 2001 EXECUTIVE MANAGEMENT                [ ]     [ ]      [ ]
     INCENTIVE PLAN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE

Signature ______________________  Signature ______________________   Date ______
Please sign exactly as name(s) appear herein. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the stockholder is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

                            - FOLD AND DETACH HERE -

PROXY                                                                      PROXY

                              MERITAGE CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS - May 9, 2001

     The undersigned hereby appoints each of Steven J. Hilton or John R. Landon proxies with full power of substitution acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Meritage Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the The Hilton Scottsdale Resort, 6333 N. Scottsdale Road, Scottsdale, Arizona 85254 on Wednesday, May 9, 2001, at 9:00 a.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                 Please mark, sign and date the reverse side and return the proxy card promptly using the enclosed envelope.

                            - FOLD AND DETACH HERE -